SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2006
DATATRAK International, Inc.

(Exact name of registrant as specified in its charter)

Ohio	000-20699	34-1685364

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6150 Parkland Boulevard, Mayfield Heights, Ohio	44124

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 443-0082

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

DATATRAK International, Inc. (the “Company”) hereby amends Item 9.01 of its Current Report on Form 8-K, dated February 13, 2006, filed with the Securities and Exchange Commission on February 17, 2006 (the “Current Report”) to include required financial statements and pro forma financial information. In the Current Report disclosing the acquisition of ClickFind, Inc. (“ClickFind”) by the Company, the Company indicated that it would amend the Current Report to include such financial statements and pro forma financial information no later than May 1, 2006. Item 9.01 of the Current Report is hereby amended and restated as follows:
Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

(i) Report of Independent Registered Public Accounting Firm	F-2
(ii) Balance Sheet as of December 31, 2005 and 2004	F-3
(iii) Statements of Operations for each of the two years in the period ended December 31, 2005	F-4
(iv) Statements of Stockholders’ Equity for each of the two years in the period ended December 31, 2005	F-5
(v) Statements of Cash Flows for each of the two years in the period ended December 31, 2005	F-6
(vi) Notes to Audited Financial Statements;	F-7
(vii) Valuation and Qualifying Accounts	F-16

(b) Pro Forma Combined Financial Information — Unaudited

(i) Pro Forma Combined Financial Information — Unaudited	F-17
(ii) Pro Forma Combined Balance Sheet as of December 31, 2005 — Unaudited	F-18
(iii) Pro Forma Combined Statement of Operations for the year ended December 31, 2005 — Unaudited	F-19
(v) Notes to Pro Forma Combined Financial Statements — Unaudited	F-20
(c) Exhibits

4.1	Form of Promissory Note *

4.2	Registration Rights Agreement dated as of February 13, 2006 among DATATRAK International, Inc. and the Cash and Securities Recipients. *

10.1	Agreement and Plan of Merger dated as of February 13, 2006 among DATATRAK International, Inc., CF Merger Sub, Inc., ClickFind, Inc., the shareholders of ClickFind, Inc. and Jim Bob Ward as Shareholder Representative. *

10.2	Employment Agreement dated as of February 13, 2006 between DATATRAK International, Inc. and Jim Bob Ward. *

10.3	Limited Software License Agreement dated as of February 13, 2006 between DATATRAK International, Inc. and Jim Bob Ward. *

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Press release dated February 13, 2006 announcing the merger. *

99.2	Press release dated February 13, 2006 announcing earnings release. *

99.3	Transcript of February 13, 2006 earnings conference call. *

*	Previously filed as an exhibit to the Current Report on Form 8-K of DATATRAK International, Inc. on February 17, 2006.

ClickFind, Inc.
Financial Statements
December 31, 2004 and 2005

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders
ClickFind, Inc.
We have audited the accompanying balance sheets of ClickFind, Inc. as of December 31, 2005 and 2004, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended. In connection with our audits of the financial statements, we also have audited the financial statement schedule, “Valuation and Qualifying Accounts.” These financial statements and the financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ClickFind, Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.
As discussed in Note 11 to the financial statements, certain errors resulting in an understatement of previously reported deferred revenues as of December 31, 2005, were discovered subsequent to issuance of the financial statements. Accordingly, the 2005 financial statements have been restated to correct this error.
SEIDEL, SCHROEDER & CO. LLP
Brenham, Texas
January 20, 2006, except for
  Notes 10 and 11, as to which
  the date is March 3, 2006

ClickFind, Inc.
Balance Sheets

	December 31,
	2004	2005
Assets
Current Assets:
Cash and cash equivalents	$65,009	$216,900
Accounts receivable, net	35,556	142,251
Prepaid expenses and other	2,170	2,647

Total current assets	102,735	361,798
Property and equipment, net	28,898	41,231
Other assets	6,884	6,400

	$138,517	$409,429

Liabilities and Stockholders’ Deficit
Current Liabilities:
Accounts payable	$3,873	$16,749
Revolving credit facilities	30,843	48,971
Accrued expenses	13,942	55,019
Deferred revenues	242,048	229,081
Current portion of capital lease obligation	—	1,436
Current portion of long-term debt	180,920	165,623
Other current liabilities	17,655	20,299

Total current liabilities	489,281	537,178

Long-term debt, net of current portion	26,435	16,097
Capital lease obligations, net of current portion	—	1,483

Total liabilities	515,716	554,758

Commitments and contingencies

Stockholders’ Deficit:
Preferred stock — no par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock — no par value, 10,000,000 shares authorized, 5,307,550 issued and outstanding	133,725	133,725
Accumulated deficit	(510,924)	(279,054)

Total stockholders’ deficit	(377,199)	(145,329)

	$138,517	$409,429

The accompanying notes are an integral part of these statements.

ClickFind, Inc.
Statements of Operations

	Year Ended
	December 31,
	2004	2005
Net revenues:
Licenses	$45,984	$581,981
Services	822,812	763,750

Total net revenues	868,796	1,345,731

Cost of revenues	539,546	524,405

Gross margin	329,250	821,326
Operating expenses:
Selling and marketing	194,593	187,554
General and administrative	325,169	380,741

Total operating expenses	519,762	568,295

Operating income (loss)	(190,512)	253,031

Interest expense	(17,059)	(21,161)

Income (loss) before provision for income taxes	(207,571)	231,870
Income tax provision	—	—

Net income (loss)	$(207,571)	$231,870

Basic net income (loss) per share	$(0.04)	$0.04

Diluted net income (loss) per share	$(0.04)	$0.04

Shares used to calculate basic net income per share	5,197,831	5,307,550

Shares used to calculate diluted net income per share	5,197,831	5,682,231

The accompanying notes are an integral part of these statements.

ClickFind, Inc.
Statements of Stockholder’s Equity

			Retained
			Earnings
	Common Stock		(Accumulated
	Shares	Amount	Deficit)	Total
Balance, December 31, 2003	5,252,300	$128,200	$(303,353)	$(175,153)
Net loss		—	(207,571)	(207,571)
Exercise of stock options	55,250	5,525	—	5,525

Balance, December 31, 2004	5,307,550	133,725	(510,924)	(377,199)
Net income		—	231,870	231,870

Balance, December 31, 2005	5,307,550	$133,725	$(279,054)	$(145,329)

The accompanying notes are an integral part of these statements.

ClickFind, Inc.
Statements of Cash Flows

	December 31,
	2004	2005
Cash flows from operating activities:
Net income (loss)	$(207,571)	$231,870
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	17,962	17,720
Loss on disposal of assets	—	1,493
Changes in operating assets and liabilities:
Accounts receivable	76,307	(106,695)
Prepaid expenses	(1,234)	(477)
Accounts payable	(2,545)	12,876
Revolving credit	(9,335)	18,128
Accrued expenses	(8,286)	41,077
Deferred revenues	149,265	(12,967)
Other current liabilities	3,222	2,644

Net cash provided by operating activities	17,785	205,669

Cash flows from investing activities:
Purchases of property and equipment	(7,473)	(27,936)

Net cash used in investing activities	(7,473)	(27,936)

Cash flows from financing activities:
Proceeds of long-term debt	35,000	—
Repayment of long-term debt	(19,577)	(25,634)
Repayment of capital lease obligations	(579)	(208)
Proceeds from exercise of stock options	5,525	—

Net cash provided by (used in) financing activities	20,369	(25,842)

Net increase in cash and cash equivalents	30,681	151,891
Cash and cash equivalents, beginning of year	34,328	65,009

Cash and cash equivalents, end of year	$65,009	$216,900

The accompanying notes are an integral part of these statements.

ClickFind, Inc.
Notes to Financial Statements
1. Background and Summary of Significant Accounting Policies:
Background
ClickFind, Inc, a Texas corporation, was founded in 2000 to deliver web-based enterprise solutions using proprietary Java technologies. We focus on deploying custom applications to private desktops using collaborative workgroup networks.
Our base Electronic Data Collection (EDC)/Clinical Data Management System (CDMS) product offered in an integrated eClinical platform provides the core components necessary to eliminate the need for Contract Research Organization (CRO) intermediaries and vertical sector technology providers (IVRS, CTMS, etc.).
Use of Estimates
The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financials statements and the reported revenues and expenses during the reporting period. Actual results could differ from those estimates.
Revenues
Our license revenues consist of perpetual license sales generally applicable to specific clinical trials. Our services revenue consists of project management services, development services, hosting, maintenance and support and electrocardiogram (ECG) processing services.
We recognize software revenues in accordance with Statement of Position 97-2, “Software Revenue Recognition,” as amended by Statement of Position 98-9. Accordingly, we recognize up-front license fee revenues under the residual method when a formal agreement exists, delivery of the software and related documentation has occurred, collectability is probably and the license fee is fixed or determinable. We recognize monthly data point fee revenue over the term of the arrangement. Project management service revenues are billed monthly over the term of service. Development service revenues are recognized based upon the labor hours to date as a percent of total estimated labor hours. Hosting, maintenance and support revenues are recognized as the services are performed over the term of the agreement. ECG processing services are recognized as the services are performed.
We have recorded reimbursements received for out-of-pocket expenses incurred as revenue in the accompanying financial statements in accordance with Emerging Issues Task Force (EITF) Issue No. 01-14, “Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket Expenses’.”
Cash and cash Equivalents
We consider cash on deposit with financial institutions and all highly liquid investments with a purchased maturity of three months or less to be cash equivalents. At the balance sheet dates, cash equivalents consisted primarily of cash on deposit with financial institutions.

Accounts Receivable
The Company’s accounts receivable are due from a variety of customers. Credit is extended based on an evaluation of a customers’ financial condition. Accounts receivable are generally due within 30 days and are stated at amounts due from customers, net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts are past due, the Company’s previous loss history, the customer’s current ability to pay its obligations to the Company, and the condition of the general economy and industry as a whole. The Company writes off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.
Property and Equipment
Property and equipment are stated at cost. Depreciation is provided using the declining balance method over the estimated useful lives of the assets ranging from two to five years. Repair and maintenance costs are expensed as incurred. Improvements and betterments are capitalized. Gains or losses on the disposition of property and equipment are included in operations. Depreciation expense was $17,478, and $17,236 for the years ended December 31, 2004 and 2005, respectively.
Software Development Costs
Research and development expenditures are charged to operations as incurred. SFAS No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed,” requires the capitalization of certain software development costs subsequent to the establishment of technological feasibility. Since software development costs have not been significant after the establishment of technological feasibility, all such costs have been charged to expense as incurred.
Advertising Costs
We expense advertising costs as incurred. Advertising expense for the years ended December 31, 2004 and 2005 was $13,352 and $9,524, respectively.
Stock-Based Compensation
In December 2002, SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure,” was issued. SFAS No. 148 amended SFAS No. 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFS No. 148 amended the disclosure requirements of SFAS No. 123 related to the disclosures about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.
SFAS No. 123, as amended by SFAS No. 148, permits companies to (i) recognize as expense the fair value of stock-based awards or (ii) continue to apply the provisions of APB Opinion No. 25, “Accounting for Stock Issued to Employees” and the related interpretations, and provide pro forma net income and earnings per share disclosures for employee stock option grants as if the fair value based method defined in SFAS No. 123 had been applied. We continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosures in accordance with the provisions of SFAS Nos. 123 and 148. Under APB Opinion No. 25, we have not recorded any stock-based employee compensation cost associated with our stock option plans, as all options granted under any stock-based employee compensation cost associated with our stock option plans as all options granted under the plans had an exercise price equal to the market value of the underlying common stock on the date of grant.

The following table illustrates the effect on net income and earnings per share if we had applied the fair value recognition provisions of SFAS No. 123 to our stock option plans:

	Year Ended December 31,
	2004	2005
Net income (loss), as reported	$(207,571)	$231,870
Deduct: Net stock-based employee compensation expense determined under fair value based method, net of related tax effects	(4,782)	(3,304)

Pro forma net income	$(212,353)	$228,566

Earnings (loss) per share:
Basic – as reported	$(.04)	$.04
Basic – pro forma	$(.04)	$.04

Diluted – as reported	$(.04)	$.04
Diluted – pro forma	$(.04)	$.04
The weighted average fair value per share of our options granted during 2004 and 2005 was estimated at $.018 and $.020, respectively. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

	2004	2005
Risk free interest rate	4.00%	4.50%
Expected dividend yield	0.00%	0.00%
Expected life	5 years	5 years
Expected volatility	0.00%	0.00%
The effects of applying SFAS No. 123 in the pro forma disclosure may not be representative of future disclosures since the estimated fair value of stock options is amortized to expense over the vesting period and additional options may be granted in future years.
Income Taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the tax effects of operating loss and credit carryforwards and differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
Supplemental Cash Flow Information
During the years ended December 31, 2004 and 2005, we acquired $0 and $3,127, respectively, of property and equipment through the execution of capital leases. Interest paid during the years ended December 31, 2004 and 2005 totaled $17,059 and $20,572, respectively.
Concentration of Credit Risk and Significant Clients
Financial instruments that potentially subject us to concentration of credit risk consist primarily of trade accounts receivable from companies operating in the pharmaceutical, biotechnology and medical device industries. As of December 31, 2005, one client accounted for 38% of total accounts receivable. For the year ended December 31, 2004, two clients accounted for 69% and 14% of net revenues, respectively. For the year ended December 31, 2005, two clients accounted for 44% and

14% of net revenues, respectively. The loss of any such client could have a material adverse effect on our operations. We maintain reserves for potential credit losses and such losses, in the aggregate, have not historically exceeded management’s expectations.
Concentration of credit risk also exists within our cash and cash equivalents, as deposits at December 31, 2005 exceed Federal Deposit Insurance Corporation coverage of $100,000.
Net Income per Common Share
Basic net income per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted net income per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the year, adjusted for the dilutive effect of common stock equivalents, which consist of stock options. The dilutive effect of stock options is computed using the treasury stock method. The common stock equivalents are anti-dilutive for 2004 due to the net loss for the year. Accordingly, they are not included in the calculation of diluted net loss per share for 2004. The table below sets forth the reconciliation of the numerators and denominators of the basic and diluted net income per share computation:

	Net		Per Share
Year Ended December 31,	Income	Shares	Amount
2004
Basic net income (loss)	$(207,571)	5,197,831	$(.04)
Effect of dilutive shares	—	—	—

Diluted net income (loss)	$(207,571)	5,197,831	$(.04)

2005
Basic net income	$231,870	5,307,550	$.04
Effect of dilutive shares	—	374,681	(.00)

Diluted net income	$288,370	5,682,231	$.04

Recent Pronouncements
In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123R, “Share-Based Payment.” SFAS No. 123R is a revision of SFAS No. 123. SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. SFAS No. 123R requires companies to recognize in the statement of operations the grant date fair value of stock options and other equity-based compensation issued to employees, but expresses no preference for a type of valuation model. We currently use the intrinsic value method to measure compensation expense related to stock option grants that we issue under our stock option plans. Under the new rules, we will be required to adopt a fair value-based method for measuring the expense and this may materially impact our future reported results of operations. SFAS No. 123R is effective for most public companies’ annual periods beginning after June 15, 2005. We are evaluating the impact on our results from adopting SFAS No. 123R, but we expect it to be comparable to the pro forma effects of applying the original SFAS No. 123 (see “Stock-Based Compensation” elsewhere in Note 1 for further details).
In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets,” which eliminates an exception in APB Opinion No. 29 for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance, SFAS No. 153 will be effective for us for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. We are evaluating the impact from adopting SFAS No. 153, which is not expected to have a material impact on our financial position, results of operations or cash flows.

2. Accounts Receivable
The components of accounts receivable are as follows:

	December 31,
	2004	2005
Billed	$13,219	$99,323
Unbilled	22,337	42,928
Allowance for doubtful accounts	—	—

	$35,556	$142,251

Management has written off all uncollectible accounts as of December 31, 2004 and 2005 and determined that an allowance is not necessary.
3. Property and Equipment
The components of property and equipment are as follows:

	December 31,
	2004	2005
Furniture, fixtures and equipment	$144,334	$154,938
Less-Accumulated depreciation	(115,436)	(113,617)

	$28,898	$41,321

4. Long-term debt
Long-term debt at December 31, 2004 and 2005 are summarized below:

	2004	2005
Notes payable to American Express under lines of credit totaling $60,000; minimum monthly payments as specified by the agreement including interest at 8.49% to 9.49%; unsecured.	$55,548	$52,237

Note payable to American Express due in monthly payments of $745, including interest at 14.55%; maturing January 2007; unsecured.	15,996	8,920

Note payable to a bank; due on demand, but if demand not made, payable in monthly installments of $1,191, including interest at a variable rate of ..25% over the bank’s index; maturing February 2006; secured by accounts receivable, equipment, furniture, fixture and intangibles. Guaranteed by the Chairman of the Board.	16,149	2,651

Note payable to a bank; due in monthly installments of $327, including interest at 9.5%; maturing November 2011; unsecured.	19,662	17,912

	2004	2005
Note payable to an individual; principal and interest of 7% due at maturity of October 2002; convertible into shares of the Company’s stock upon the occurrence of a Corporate Transaction as defined in the Promissory Note, including a merger or sale of the company; unsecured.	100,000	100,000

	207,355	181,720
Less current maturities	180,920	165,623

	$26,435	$16,097

Aggregate maturities of long-term debt for the five fiscal years subsequent to 2005 are as follows: 2006 — $165,623; 2007 — $3,309; 2008 — $2,829, 2009 — $3,109; 2010 — $3,418 and thereafter — $3,432.
5. Income Taxes
The income tax provision consists of the following:

Year Ended December 31,
	2004	2005
Current, net of benefit of operating loss carryforward of $65,529 in 2005	$—	$—
Deferred	—	—

	$—	$—

The reconciliation between income taxes at the federal statutory rate and the amount recorded in the accompanying financial statements is as follows:

	Year Ended December 31,
	2004	2005
Tax at federal statutory rate	$(70,579)	$71,730
Increase (decrease) in valuation allowance	70,579	(71,730)

	$—	$—

The components of our deferred taxes are as follows:

	December 31,
	2004	2005
Net operating loss carryforwards	$165,993	$94,009

Gross deferred tax assets	165,993	94,009
Depreciation	(3,495)	(10,667)

Gross deferred tax liabilities	(3,495)	(10,667)

Deferred tax assets valuation allowance	(162,498)	(83,342)

Net deferred tax assets	$—	$—

At December 31, 2005, we had net operating loss carry forwards for federal income tax purposes of approximately $276,500, which will begin to expire in 2022. The $71,730 decrease in the valuation allowance in 2005 was primarily related to the utilization of net operating loss carryforwards.

6. Stock Option Plan
In July 2000, the stockholders approved a stock option plan (the “2000 Plan”) that authorized the grant of both incentive and non-qualified options to acquire up to 2,000,000 shares of our common stock. This plan was amended in August 2003 to increase by 500,000 the maximum number of shares that may be issued over the term of the Plan, resulting in a total of 2,500,000 shares of Common Stock available and reserved for issuance. The Chairman of the Board determines the recipients of option grants, the exercise price and other terms of the options under the 2000 Plan. The exercise price of incentive stock options will not be below fair value on the grant date. Incentive stock options under the 2000 Plan expire 10 years from the grant date, or at the end of such shorter period as may be designated by the Board, and are exercisable in accordance with vesting provisions set by the Board, generally over three years.
Information with respect to outstanding options under our plans is as follows:

			Weighted
	Outstanding	Option Price	Average
	Shares	Per Share	Exercise Price
Balance, December 31, 2003	1,834,841	$.01 - .10	$.08
Granted	43,830	.01 - .10	.08
Exercised	(113,750)	.01 - .10	.08
Cancelled	(82,000)	.01 - .10	.08

Balance, December 31, 2004	1,682,921	.01 - .10	.08
Granted	40,000	.01 - .10	.08
Exercised	—	—	—
Cancelled	—	—	—

Balance, December 31, 2005	1,722,921	.01 - .10	.08

As of December 31, 2005, 1,535,305 options with a weighted average exercise price of $.07 per share were exercisable and 316,385 options were available for future grants under the 2000 Plan.
The following table summarizes information about stock options outstanding at December 31, 2005:

Outstanding
Weighted
		Average		Exercisable
		Remaining	Weighted		Weighted
		Years of	Average		Average
Range of	Number	Contractual	Exercise	Number	Exercise
Exercise Prices	Of Options	Life	Price	of Options	Price
$.01 - .10	1,722,921	6.5	$.08	1,535,305	$.07
7. Commitments and Contingencies
Leases
We lease office space and certain equipment. While the majority of the leases are operating leases, certain computer equipment is leased under capital leases. Rent expense, for all operating leases for the years ended December 31, 2004 and 2005 was $53,500 and $59,500, respectively.

We lease approximately 9,000 square feet of office space in Bryan, Texas. Our lease expires January 31, 2006 and will continue on a month-to-month basis until a new lease is negotiated. Future minimum lease payments total $5,000 for 2006.
Amortization of assets acquired under capital leases is included in depreciation expense. At December 31, 2005, the asset cost was $3,127 and accumulated depreciation was $156. Future minimum lease payments for this capital lease as of December 31, 2005 are as follows:

2006	$1,980
2007	1,650

3,630
Less imputed interest	711

Net present value of capital lease obligations	2,919
Less current installments	1,436

Long-term capital lease obligations, excluding current installments	$1,483

Indemnification
We license software to our customers under written agreements. Each agreement contains the relevant terms of the contractual arrangement with the customers, and generally includes provisions for indemnifying the customers against losses, expenses, and liabilities from damages that may be awarded against the customer in the event the software is found to infringe upon certain intellectual property rights of a third party. The agreement generally limits the scope of remedies for such indemnification obligations in a variety of industry-standard respects. We have not identified any losses that are probable under these provisions and, accordingly, no liability related to these indemnification provisions has been recorded.
8. Fair Value of Financial Instruments
Our financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, notes payable and capital leases are carried at cost, which approximates fair value due to the relatively short maturity of those instruments.
9. Stock Restrictions
Stocks issued under the Company’s 2000 Stock Option Plan are subject to certain transfer restrictions. Unvested shares of common stock may not be transferred. Vested shares are subject to certain repurchase rights and rights of first refusal granted to the Company and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written purchase agreement between the Company and the registered holder of the shares.

10. Quarterly Financial Data (Unaudited)
The quarterly data below includes all adjustments that we consider necessary for a fair presentation:

	March 31,		June 30,		September 31,		December 31,
	2004	2005	2004	2005	2004	2005	2004	2005
Net revenues:
Licenses	$9,500	$330,679	$12,150	$51,398	$13,600	$60,805	$10,734	$139,099
Services	287,340	129,603	208,163	144,916	231,090	284,167	96,219	205,064

Total net revenues	296,840	460,282	220,313	196,314	244,690	344,972	106,953	344,163

Cost of revenues	147,321	121,579	142,707	121,973	133,773	122,763	115,745	158,090

Gross margin (loss)	149,519	338,703	77,606	74,341	110,917	222,209	(8,792)	186,073
Operating income (loss)	7,207	225,116	(37,737)	(31,915)	1,213	78,042	(161,195)	(18,212)
Net income (loss)	3,465	221,001	(41,539)	(37,440)	(3,098)	72,535	(166,399)	(24,226)

Basic net income (loss) per share	$0.00	$0.04	($0.01)	($0.01)	($0.00)	$0.01	($0.03)	($0.00)
Diluted net income (loss) per share	$0.00	$0.04	($0.01)	($0.01)	($0.00)	$0.01	($0.03)	($0.00)
11. Correction of Error
Subsequent to the issuance of the Company’s financial statements for the years ended December 31, 2004 and 2005, it was discovered that deferred revenues as of December 31, 2005 were understated for services invoiced in April 2005 but not yet provided as of December 31, 2005. Accordingly, the 2005 financial statements have been restated to correct the error.

ClickFind, Inc.
VALUATION AND QUALIFYING ACCOUNTS
Allowance for Doubtful Accounts

	Balance				Balance
	Beginning of	Charges to	Deductions		End
	Period	Expense	from Reserve		of Period
December 31, 2004	$—	$22	22	(a)	$—
December 31, 2005	$—	$11	11	(a)	$—

(a)	Write-off individual accounts receivable.

DATATRAK INTERNATIONAL, INC. AND SUBSIDIARIES
Pro Forma Combined Financial Information – (Unaudited)
     The following Unaudited Pro Forma Combined Financial Information of DATATRAK International, Inc. (the “Company”) gives effect to the acquisition of ClickFind, Inc, (“ClickFind”). The Unaudited Pro Forma Combined Balance Sheet at December 31, 2005 presents adjustments for the ClickFind acquisition as if the transaction was completed on December 31, 2005. The Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 2005 presents adjustments for the ClickFind acquisition as if the transaction had occurred on January 1, 2005.
     The purchase method of accounting has been used in the preparation of the Unaudited Pro Forma Combined Financial Information. Therefore, the aggregate purchase price is allocated to assets acquired and liabilities assumed based on fair values. As the purchase price allocation is preliminary, the information presented herein will differ based upon the final purchase price allocation. Upon completion of a third party valuation of certain tangible and intangible assets acquired and other consolidation efforts, the purchase price will be allocated to assets acquired and liabilities assumed based on fair values as of the date of the purchase.
     The Unaudited Pro Forma Combined Financial Information is based on available historical information and certain assumptions that management believes are reasonable, but are subject to change. The Company has made, in its opinion, all adjustments that are necessary to present fairly the Unaudited Pro Forma Combined Financial Information. The Unaudited Pro Forma Combined Financial Information does not purport to represent what the actual results of operations or financial position would have been if the acquisition of ClickFind as described above had occurred on the dates indicated or to project the Company’s results of operations or financial position for any future period.
     The following Unaudited Pro Forma Combined Financial Information should be read in conjunction with:
(1)	DATATRAK International, Inc.’s audited consolidated financial statements and notes thereto and management’s discussion and analysis for the year ended December 31, 2005 included in DATATRAK International, Inc.’s Form 10-K for the fiscal year ended December 31, 2005;

(2)	ClickFind, Inc.’s audited consolidated financial statements and notes thereto as of and for the year ended December 31, 2005 included under Item 9.01 of this Form 8-K/A.

DATATRAK INTERNATIONAL, INC. AND SUBSIDIARIES
Pro Forma Combined Balance Sheet
at December 31, 2005
Unaudited

	(1)	(2)	(3)
			Pro Forma
			and Purchase
	DATATRAK	ClickFind	Accounting		Pro Forma
	Historical	Historical	Adjustments		Combined
Assets
Current assets
Cash and cash equivalents	$4,407,431	$216,900	$—		$4,624,331
Short-term investments	4,955,491	—	(4,563,944	) A	391,547
Accounts receivable, net	2,853,823	142,251	—		2,996,074
Deferred tax asset — current	287,000	—	—		287,000
Prepaid expenses and other current assets	702,075	2,647	—		704,722

Total current assets	13,205,820	361,798	(4,563,944)		9,003,674

Property and equipment
Equipment	4,902,894	154,938	3,175,062	B	8,232,894
Leasehold improvements	618,409	—			618,409

	5,521,303	154,938	3,175,062		8,851,303
Less accumulated depreciation	3,642,899	113,707	(113,707	) B	3,642,899

	1,878,404	41,231	3,288,769		5,208,404

Other assets
Restricted cash	69,976	—	—		69,976
Deferred tax asset	913,000	—	—		913,000
Intangible assets, net of accumulated amortization	—	4,601	2,705,399	B	2,710,000
Goodwill	—	—	10,689,770	B	10,689,770
Deposits	39,549	1,799	—		41,348

	1,022,525	6,400	13,395,169		14,424,094

Total assets	$16,106,749	$409,429	$12,119,994		$28,636,172

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$549,886	$16,749	$—		$566,635
Revolving Credit Facilities	—	48,971	—		48,971
Accrued expenses	832,860	75,318	111,506	B	1,019,684
Deferred revenue	1,027,015	229,081	—		1,256,096
Current portion of capital lease obligation	—	1,436	—		1,436
Current portion of long-term debt	—	165,623	500,000	A	665,623

Total current liabilities	2,409,761	537,178	611,506		3,558,445

Long-term debt, net of current portion	—	16,097	3,500,000	A	3,516,097
Capital lease obligation, net of current portion	—	1,483			1,483

Shareholders’ equity
Common shares	61,810,321	133,725	7,729,434	A C	69,673,480
Treasury shares	(20,188,308)	—	—		(20,188,308)
Common share warrants	711,872	—	—		711,872
Accumulated deficit	(28,425,289)	(279,054)	279,054	C	(28,425,289)
Foreign currency translation	(211,608)				(211,608)

Total shareholders’ equity	13,696,988	(145,329)	8,008,488		21,560,147

Total liabilities and shareholders’ equity	$16,106,749	$409,429	$12,119,994		$28,636,172

DATATRAK INTERNATIONAL, INC. AND SUBSIDIARIES
Pro Forma Combined Statement of Operations
For The Year Ended December 31, 2005
Unaudited

	(1)	(2)	(3)
			Pro Forma
			and Purchase
	DATATRAK	ClickFind	Accounting		Pro Forma
	Historical	Historical	Adjustments		Combined
Revenue	15,734,745	1,345,731			17,080,476
Direct costs	3,788,771	524,405			4,313,176

Gross profit	11,945,974	821,326			12,767,300
Operating expenses:
Selling, general and administrative expenses	10,025,029	549,082	522,265	D	11,096,376
Depreciation and Amortization	748,358	17,720	1,379,048	E	2,145,126

	10,773,387	566,802	1,901,313		13,241,502

Operating income (loss)	1,172,587	254,524	(1,901,313)		(474,202)

Interest income	243,315		(137,305	) F	106,010
Interest expense		(21,161)	(268,839	) G	(290,000)
Other income (expense)	(60,902)	(1,493)			(62,395)

Net income (loss) before taxes	1,355,000	231,870	(2,307,457)		(720,587)

Income tax (benefit)	(1,183,347)				(1,183,347)

Net income (loss)	2,538,347	231,870	(2,307,457)		462,760

Net income per share:

Basic:
Net income (loss) per share:	$0.25				$0.04

Shares used in the computation	10,203,646		1,026,522	H	11,230,168

Diluted:
Net income (loss) per share:	$0.22				$0.04

Shares used in the computation	11,386,413		1,026,522	H	12,412,935

DATATRAK INTERNATIONAL, INC. AND SUBSIDIARIES
Notes to Pro Forma Combined Financial Statements – (Unaudited)
1. Purchase Price
The purchase price is summarized below:

Cash purchase price	$3,960,442
Notes payable purchase price	4,000,000
Common share purchase price	7,863,159
Estimated transaction costs	603,502

Aggregate purchase price	$16,427,103

2. Preliminary Allocation of Purchase Price

Cash	$216,900
Accounts receivable	142,251
Other current assets	2,647
Property and equipment, net of accumulated depreciation	—
Software	3,330,000
Deposit	1,799
ClickFind intangible	—
Other intangibles	2,710,000
Accounts payable	(16,749)
Accrued expenses	(186,824)
Deferred revenue	(229,081)
Long and short term debt obligations	(233,610)

5,737,333

Goodwill	10,689,770

Aggregate purchase price	$16,427,103

3. Pro Forma Statements
     The following are descriptions of the various columns of data, labeled, (1) through (3), which have been reflected in the accompanying Unaudited Pro Forma Combined Balance Sheet and Statement of Operations:
(1) Represents the Company’s historical financial statements as reported.
(2) Represents ClickFind’s historical financial statements, reported as included in pages F-1 to F-16 of this Form 8-K/A.
(3) Represents unaudited pro forma adjustments determined in accordance with Regulation S-X and preliminary estimated purchase price allocations.

DATATRAK INTERNATIONAL, INC. AND SUBSIDIARIES
Notes to Pro Forma Combined Financial Statements – (Unaudited)
4. Pro Forma Adjustments
     The following are descriptions for the unaudited pro forma purchase accounting and other acquisition related adjustments, labeled (A) through (H), which have been reflected in the accompanying Unaudited Pro Forma Combined Balance Sheet and Statement of Operations:
(A) Adjustment to record purchase price of acquisition as detailed in Note 1.
(B) Adjustment to reflect purchase accounting allocation to specific assets and liabilities as detailed in Note 2.
(C) Adjustment to eliminate equity at time of acquisition.
(D) Adjustment to reflect salary increases for ClickFind employees for which salary adjustments were contemplated at the time of the stock purchase agreement.
(E) Adjustment to record amortization of other acquired intangibles as follows:

			Amortization for
		Useful Life	Year Ended
	Fair Value	(Years)	December 31, 2005
DATATRAK
eClinical software	$3,330,000	7	$475,714
Non-Compete Agreements	1,160,000	3	386,667
Customer relationships	1,550,000	3	516,667

	$6,040,000		$1,379,048

(F) Adjustment to interest income reflects the reduction that would have occurred had the consideration in the form of cash and investments for the acquisition of ClickFind been paid on January 1, 2005.
(G) Adjustment to interest expense consists of: (i) interest expense that would have been incurred had the consideration in the form of the $4,000,000 of notes payable for the acquisition of ClickFind been issued on January 1, 2005 using an interest rate of 7.5% for the year ended December 31, 2005 and (ii) the reduction of interest expense that would have incurred had the retirement of all ClickFind debt, by the Company upon completion of the acquisition, occurred on January 1, 2005.
(H) The increase in the shares used in the calculation of basic and diluted earnings per share represents the number of common shares that would have been granted to the former shareholders of ClickFind had the acquisition occurred on January 1, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATATRAK INTERNATIONAL, INC.

Date: May 1, 2006	By:	/s/ Terry C. Black
Terry C. Black
Vice President of Finance, Chief Financial
Officer, Treasurer and Assistant Secretary